EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:   Corporate Contact:
       John Carlson, Exec VP & CFO
                         480-505-4869
Alanco Receives NASDAQ Listing Notification
And Initiates Formal Appeal Process

(Scottsdale, AZ – May 20, 2011) – Alanco Technologies, Inc. (NASDAQ: ALAN) today announced that it has received notice from the Staff of The NASDAQ Stock Market LLC
(the “Staff”) that following Alanco’s sale of its subsidiary, StarTrak Systems, LLC (“StarTrak”), to ORBCOMM Inc. (NASDAQ: ORBC), the Staff has concluded that the
Company is no longer eligible for continued listing on The NASDAQ Stock Market.  The Staff made its determination based on the discretionary authority afforded to NASDAQ under Listing Rule 5101.  In reaching its conclusion, the Staff noted that the Company “no longer has any operating business” following the sale of StarTrak.  Therefore, notwithstanding the fact that Alanco meets all quantitative requirements for continued listing, the Staff advised Alanco that it would be subject to delisting unless it requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”).  Accordingly, the Company has requested a hearing before the Panel.  Alanco’s common stock will remain listed on NASDAQ pending the issuance of a decision by the Panel following the hearing.  However, there can be no assurance that the Panel will grant Alanco’s request for continued listing following the hearing.

As noted by Alanco in the May 16, 2011 press release announcing the sale of StarTrak, the Company is actively pursuing new opportunities to enhance shareholder value by leveraging its assets through a strategic merger or acquisition.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE
PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS
ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED
OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION
TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE
THE COMPANY’S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES;
THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER
REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS;
RISK THAT THE COMPANY COULD LOSE ITS NASDAQ LISTING; AND MARKET RISK ASSOCIATED WITH HOLDING THE ORBCOMM STOCK.
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